UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

Canna-Global Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41102	86-3692449
(Commission File Number)	(IRS Employer Identification No.)

4640 Admiralty Way, Suite 500

Marina Del Rey, California 90292

(Address of principal executive offices, including zip Code)

310-496-5700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, par value $0.000001 per share and one redeemable warrant of one share of Common Stock	CNGLU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	CNGL	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	CNGLW	The Nasdaq Stock Market LLC
Representative’s shares of Class A common stock	CNGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment of Trust Agreement

On June 21, 2024, Canna Global Acquisition Corp (the “Company”) executed a Settlement and Recapitalization Agreement (the “Agreement”) with Liqueous LP, a Delaware Limited Partnership (“Liqueous”). The Agreement concerned the retirement of the outstanding deferred underwriting fee (hereinafter, the “Debt”), which the Company owed to EF Hutton LLC (formerly, EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”)) by Liqueous. The Debt fee in the amount of $8,050,000 relates to the Company’s initial public offering, as governed by the Underwriting Agreement between the Company and EF Hutton dated November 29, 2021 (the “Underwriting Agreement”). As previously reported on Form 8-K on December 2, 2021, the Underwriting Agreement provided for payment by the Company of the Debt to EF Hutton upon consummation of an initial business combination by the Company.

In connection with the Agreement and with the consent of the Company, Liqueous entered into a debt purchase agreement, on June 21, 2024 (the “Debt Purchase Agreement”) with EF Hutton to purchase the Debt for $1,250,000 in full settlement of the Debt. In consideration for entering into the Agreement with the Company and for entering into the Debt Purchase Agreement with EF Hutton, the Company agreed to issue 1,544,531 new shares of Class A common stock to Liqueous at a future date because at the time of entering into the Agreement, the Company’s Second Amended and Restated Certificate of Incorporation, as amended, did not permit the issuance of additional shares of common stock prior to the consummation of the Company’s initial business combination, if the additional shares of capital stock of the Company would entitle the holders thereof to receive funds from Company’s trust account or vote on any initial business combination. EF Hutton did not act as placement agent in connection with the Company’s issuance of the 1,544,531 new shares of Class A common stock to Liqueous. Thereafter, Liqueous tendered the Agreement and a legal opinion to the Company’s transfer agent and arranged a sale of 724,000 shares of Class A common stock in the market.

In response, the Company is working with its transfer agent to protect its public investors from its initial public offering to ensure receive priority to the proceeds in the Company’s trust account in the event of redemptions coinciding with the Company’s closing of an initial business combination or liquidation. With respect to the Company’s stockholders who purchased shares of Class A common stock sold by any Liqueous trade, the Company is negotiating with Liqueous to enter into a backstop agreement whereby Liqueous would guarantee the payment of redemption proceeds for those Company stockholders to the extent that the Company’s trust account proceeds is not sufficient to honor such redemptions in the event of the Company’s closing of an initial business combination or liquidation. The Company will issue additional reports on Form 8-K as this matter develops.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 hereto.

Item 3.03. Material Modification to Rights of Security Holders.

Amendment of Articles of Association

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

As described in Item 5.03 below, stockholders representing 83.9% of the outstanding common stock of the Company approved the Third Amendment to the Second Amended and Restated Certificate of Incorporation and filed it with the Secretary of State of the State of Delaware on June 26, 2024 to correct the limitation on share issuances set forth in Item 1.01 above.

Item 5.03. Articles of Incorporation or Bylaws.

A majority of stockholders of the Company, representing 83.9% of the outstanding common stock of the Company, approved the Third Amendment to the Second Amended and Restated Certificate of Incorporation of the Company pursuant to Sections 228, 242 and 245 of the Delaware General Corporation Law by written consent in lieu of a meeting.

The full text of the Third Amendment to the Second Amended and Restated Certificate of Incorporation is included as Exhibit 3.1 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As described in Item 5.03, stockholders representing 83.9% of the outstanding common stock of the Company approved the Third Amendment to the Second Amended and Restated Certificate of Incorporation and filed it with the Secretary of State of the State of Delaware on June 26, 2024 to correct the limitation on share issuances set forth in Item 1.01 above.

Item 8.01. Other Events.

Issuance of Shares

Following the approval of the Third Amendment to the Second Amended and Restated Certificate of Incorporation of the Company by a majority of the Company’s stockholders on June 26, 2024, and the filing of the amendment with the State of Delaware, the Company instructed its transfer agent to proceed with the issuance of the remaining 829,531 of Class A common stock to Liqueous in reliance on Liqueous’ attorney’s opinion 1,544,531 shares in connection with the execution Agreement and the Debt Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Third Amendment to the Second Amended and Restated Articles of Association
10.1	Settlement and Recapitalization Agreement
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit).

SIGNATURES

Pursuant to the requirements of the Exchange Act, Canna-Global has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNA-GLOBAL ACQUISITION CORP

Date: June 27, 2024	By:	/s/ J. Gerald Combs
J. Gerald Combs
Chief Executive Officer